Exhibit 99.2
Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2011 Unaudited Second Quarter Results November 4, 2010

Forward looking statements & non-GAAP financial information Forward-Looking Language This presentation contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as "may," "will," "believes," "anticipates," "plans," "expects," "estimates," "projects," "targets," "forecasts," "continues," "seeks," or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences of MAK Capital's shareholder-approved control share acquisition proposal, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized. Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Annual Report filed with the SEC, under Item 1A, "Risk Factors." Copies are available from the SEC or the Agilysys web site. Use of Non-GAAP Financial Information To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this presentation, certain non-GAAP financial measures are used. Management believes that such information can enhance investors' understanding of the Company's ongoing operations. The non-GAAP measures included in this presentation have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this presentation.

Q2 review: highlights Revenue increased 18% from Q2 FY10 to $183.8M Gross margin was 22.2% down from 28.1% in prior year quarter due to vendor rebates, competitive market pricing and a higher proportion of hardware sales SG&A increased $3.4M year-over-year largely due to previously capitalized development costs and higher incentive compensation - development costs relate to implementation of new Oracle ERP system and software development of Guest360TM Loss per diluted share from continuing operations for the quarter was $0.10 compared with earnings per diluted share of $0.12 in Q2 FY10

Q2 review: consolidated results Revenue increased 18%; hardware increased by 21%, software increased by 9% and services increased by 11% Gross margins decreased 590 basis points due to lower vendor rebates, competitive market pricing and a higher proportion of hardware sales SG&A, excluding depr. & amort., increased by $3.5M Operating loss was $2.8M compared with operating income of $3.8M in Q2 FY10 Q2 Year-over-Year Commentary Statement of Operations ($Mil., except per share)

Q2 review: Hospitality ("HSG") Revenue decreased 12% from prior year due to lower hardware and software volumes Gross margin decreased primarily due to lower proprietary software sales SG&A, excluding depr. & amort., increased by $1.7M Guest360TM costs of $1.0M were expensed compared with prior year costs that were capitalized Adjusted EBITDA decreased $3.6M due to lower revenue and expensing previously capitalized G360 development costs HSG Segment Profit ($Mil.) Q2 Year-over-Year Commentary

Q2 review: Retail ("RSG") Revenue increased 23% - hardware and services increased 34% and 17%, respectively Gross margin contracted due to higher proportion of hardware SG&A, excl. depr. & amort., increased by $0.7M Adjusted EBITDA increased $0.2M on higher revenue partially offset by lower gross margin and higher SG&A expense RSG Segment Profit ($Mil.) Q2 Year-over-Year Commentary

Q2 review: Technology ("TSG") Revenue grew 23% - hardware, software and services grew 23%, 26%, and 15%, respectively Gross margin contracted in quarter due to lower vendor rebates and competitive pricing SG&A, excl. depr. & amort., was essentially flat Adjusted EBITDA decreased $1.8M due to revenue growth more than offset by gross margin pressure TSG Segment Profit ($Mil.) Q2 Year-over-Year Commentary

Q2 review: Corporate SG&A, excl. depr. & amort., increased $1.4M due primarily to higher severance costs and outside contractor fees related to ERP IT system implementation Adjusted EBITDA loss, excluding charges, increased $1.4M Corporate Segment ($Mil.) Q2 Year-over-Year Commentary

FY11 fiscal-to-date ("FTD") review: consolidated results Revenue grew in excess of 10% across all segments Gross margins declined 290 basis points primarily due to competitive selling pressure and lower vendor incentives SG&A, excl. depr. & amort., increased $1.6M Depreciation and amortization decreased due to lower acquisition related intangibles amortization Other income is up $0.9M due to benefit payment from company-owned life insurance Taxes include a $3.8M charge for valuation allowance related to deferred tax assets FTD Year-over-Year Commentary Statement of Operations ($Mil., except per share)

FY11 Q2 review: summary balance sheet performance Cash at quarter-end was $39.1M Days sales outstanding decreased from 83 days at 6/30/10 to 77 days Capital expenditures were $1.9M for Q2 FY11 compared with $2.5M in Q2 FY10 - majority of Oracle and G360 related expenditures were expensed in Q2 FY11 Commentary Working Capital ($Mil.) Working capital is (A/R + Inventory) less (A/P + Deferred Revenue) Quarterly revenue annualized at historical quarterly skew Q2FY10 Q3FY10 Q4FY10 Q1FY11 Q2FY11 Receivables 125.2 182.6 104.8 121.9 157.6 Working capital as % of sales 0.05 0.101 0.04 0.062 0.065 Inventory 22 25.1 14.4 25.9 22.6

Rolling twelve-month revenue HSG Revenue ($Mil.) TSG Revenue ($Mil.) Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Sep '10 Organic 108 103 106 111 111 116 RSG Revenue ($Mil.) AGYS Consolidated Revenue ($Mil.) Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Sep '10 Organic 91 91 86 83 90 88 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Sep '10 Organic 482 472 467 447 443 468 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Sep '10 Organic 680 665 660 641 643 671

FY11 outlook Expect FY11 revenue of $690M to $710M Expect FY11 adjusted EBITDA1 of $7M to $10M Expect cash on hand as of March 31, 2011 to be $60M to $75M Depreciation and amortization is forecast to be $12.5M to $13.0M Stock compensation expense is expected to be approximately $3.5M, which is expensed in the calculation of adjusted EBITDA Capital expenditures are expected to be $8M to $9M of which $3M relates to capitalization of Guest360TM development costs and $2M relates to Oracle ERP implementation 1. Adjusted EBITDA is Operating income plus depreciation and amortization, excluding restructuring and asset impairment charges

Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2011 Unaudited Second Quarter Results November 4, 2010

Reconciliation of net (loss)/income to adjusted EBITDA